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                            TINSLEY LABORATORIES, INC.

                 SPECIAL MEETING OF SHAREHOLDERS - NOVEMBER ___, 1997

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF TINSLEY LABORATORIES, INC. (THE "COMPANY")


    The undersigned hereby appoints Robert J. Aronno and ____________________, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company's common stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at TLI's offices located at 3900 Lakeside Drive, Richmond, California 94806, on November __, 1997 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions. The proposal referred to herein is described in detail in the accompanying proxy statement/prospectus.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                                          --------------
                                                            SEE REVERSE
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)                   SIDE
                                                          --------------


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                                                        Please mark
                                                        votes as in     / X /
                                                       this example.



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

                                                       FOR   AGAINST   ABSTAIN
1. To (i) approve and adopt the Agreement and Plan    /  /     /  /      /  /
   of Reorganization, dated as of September 9, 1997, among the Company, Silicon Valley Group, Inc., a
   Delaware corporation ("SVG"), and SV Acquisition,
   Inc., a California corporation and wholly-owned subsidiary of SVG, and (ii) approve the Merger of SV Acquisition, Inc. with and into the Company pursuant to which the Company will become a wholly-owned subsidiary of SVG and all outstanding shares of the Company's Common Stock will be converted into shares of SVG's Common Stock.


                                                 MARK HERE FOR ADDRESS
                                                 CHANGE AND NOTE AT LEFT /  /


                                          Please sign exactly as your name
                               __ __ __   appears hereon. If the stock is
                                       |  registered in the names of two or
                                       |  more persons, each should sign.
                                       |  Executors, administrators, trustees,
                                          guardians and attorneys-in-fact should
                                          add their titles. If the signer is a
                                          corporation, please give the full
                                          corporate name and have a duly
                                          authorized officer sign, stating such
                                          officer's title. If the signer is a
                                          partnership, please sign in the
                                          partnership's name by an authorized
                                          person.




Signature:________________ Date:______ Signature:________________ Date:________
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